AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1996
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                          The Great Train Store Company
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                          75-2539189
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

  14180 Dallas Parkway, Suite 618
              Dallas, Texas                            75240
(Address of Principal Executive Offices)               (Zip Code)

         The Great Train Store Company 1994 Incentive Compensation Plan
          The Great Train Store Company 1994 Director Stock Option Plan
                        (Full title of each of the Plans)

                                  James H. Levi
          Chairman of the Board, President and Chief Executive Officer
                          The Great Train Store Company
                         14180 Dallas Parkway, Suite 618
                               Dallas, Texas 75240
                     (Name and Address of Agent For Service)

                                 (214) 392-1599
                        (Telephone Number, Including Area
                           Code, of Agent For Service)

                        Copies of all correspondence to:
                             Douglas J. Bates, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105
                                 (314) 862-1200


                         CALCULATION OF REGISTRATION FEE


============================================ ================ ================= ================== ====================
                                                                  Proposed      Proposed Maximum
                                                 Amount           Maximum           Aggregate           Amount of
                 Title of                         to be        Offering Price    Offering Price       Registration
        Securities to be Registered          Registered <F1>      Per Share                               Fee  <F2>
============================================ ================ ================= ================== ====================
Common Stock $.01 par value.............       340,000           $6.625         $2,252,500                $777
============================================ ================ ================= ================== ====================


<F1> Represents maximum number of additional shares available for issuance under the Plans.
<F2> Estimated solely for the purpose of calculating the registration  fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the bid and asked prices per share of the Registrant's Common Stock as reported by the Nasdaq Small-Cap Market(R) on August 14, 1996.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

     The Company hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission (i) the Company's registration statement on Form S-8 (No. 33-82626), (ii) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995, (iii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 30, 1996 and June 29, 1996, and (iv) the description of the Company's common stock which is contained in the Company's registration statement on Form SB-2 (No. 33-79554).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modified or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Members of the firm of Gallop, Johnson & Neuman, L.C., are the beneficial owners of 45,487 shares of common stock. In addition, Mr. Charles M. Tureen, a member of the firm, serves as a director of the Company.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                                               Description
- -------                                              ------------

4.1*   1994 Incentive Compensation Plan.

4.2*   1994 Director Stock Option Plan.

4.3**  First   Amendment  to  The  Great  Train  Store   Company  1994 Incentive
       Compensation Plan.

4.4    Second   Amendment  to  The  Great  Train  Store  Company  1994 Incentive
       Compensation Plan.

4.5** First Amendment to The Great Train Store Company 1994 Directors Stock Option Plan.

5.1    Opinion of Gallop, Johnson & Neuman, L.C.

23.1   Consent of KPMG Peat Marwick LLP, independent auditors.

23.2   Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24.1   Power  of  Attorney   (included  on  signature  page of  the registration
       statement).




*    Incorporated  by  reference  to  registration  statement  on Form SB-2 (No.
     33-79554).

** Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Larchmont, State of New York, on August 12, 1996.


                          THE GREAT TRAIN STORE COMPANY


                          By: /s/ James H. Levi
                              ------------------------------------
                                  James H. Levi,
                                  Chairman of the Board, President
                                  and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of The Great Train Store Company, hereby severally and individually constitute and appoint James H. Levi and Douglas J. Bates and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Name                        Title                             Date


/s/ James H. Levi           Chairman of the Board,               August 12, 1996
- -----------------------     President, Chief Executive
James H. Levi               Officer and Director

/s/ Cheryl A. Taylor        Vice President-Finance and           August 12, 1996
- -----------------------     Administration (Principal Financial
Cheryl A. Taylor            and Accounting Officer)

/s/ Charles M. Tureen       Director                             August 12, 1996
- -----------------------
Charles M. Tureen

/s/ John J. Schultz         Director                             August 12, 1996
- -----------------------
John J. Schultz

/s/ Robert M. Warner        Director                             August 12, 1996
- -----------------------
Robert M. Warner

/s/ Joel S. Pollack         Director                             August 12, 1996
- -----------------------
Joel S. Pollack

                                    FORM S-8

                          THE GREAT TRAIN STORE COMPANY


                                  EXHIBIT INDEX

Exhibit
Number                   Description                                 Page
- -------                  -----------                                 ----

4.1*       1994 Incentive Compensation Plan....................................

4.2*       1994 Director Stock Option Plan.....................................

4.3**      First Amendment to The Great Train Store Company
           1994 Incentive Compensation Plan....................................

4.4        Second Amendment to The Great Train Store Company
           1994 Incentive Compensation Plan....................................

4.5**      First Amendment to The Great Train Store Company
           1994 Directors Stock Option Plan....................................

5.1        Opinion of Gallop, Johnson & Neuman, L.C............................

23.1       Consent of KPMG Peat Marwick LLP,
           independent auditors.........................................

23.2       Consent of Gallop, Johnson & Neuman, L.C.
           (included in Exhibit 5.1)...........................................

24.1       Power of Attorney (included on signature
           page of the registration statement).................................





*    Incorporated  by  reference  to  registration  statement  on Form SB-2 (No.
     33-79554).

** Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 30, 1995.

                                   EXHIBIT 4.4


                               SECOND AMENDMENT TO
                          THE GREAT TRAIN STORE COMPANY
                        1994 INCENTIVE COMPENSATION PLAN


     WHEREAS, The Great Train Store Company (the "Company") has heretofore adopted, and subsequently amended, The Great Train Store Company 1994 Incentive Compensation Plan (the "Plan"), under which Plan an aggregate of 310,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock") may be awarded subject to forfeiture or may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of the Plan;

     WHEREAS, the Company has heretofore granted options to eligible individuals under the Plan to purchase 153,700 shares of Common Stock issuable under the Plan; and

     WHEREAS, in order to provide additional flexibility in granting options to the Company's key employees, the Board of Directors of the Company has authorized the amendment of the Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 310,000 to 460,000 and resolved to present such amendment to the next Annual Meeting of Stockholders of the Company;

     NOW, THERFORE, subject to the approval of the stockholders of the Company on or before December 30,1996, the first sentence of Article III of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article III from and after the effectiveness of this Amendment:

          "The aggregate number of shares which may be issued under the Plan shall not exceed 460,000 shares of Stock."

     IN WITNESS WHEREOF, this Amendment is dated as of the 14th day of February, 1996.


                                        By /s/ James H. Levi
                                           --------------------------
                                            James H. Levi
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                  EXHIBIT 23.1


                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
The Great Train Store Company

We consent to incorporation by reference in the registration statement on Form S-8 of The Great Train Store Company of our report dated February 7, 1996, relating to the consolidated balance sheet of The Great Train Store Company and subsidiaries as of December 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 30, 1995 and December 31, 1994, which report appears in the December 30, 1995 annual report on Form 10-KSB of The Great Train Store Company

                                                       KPMG Peat Marwick LLP

Dallas, Texas
August 12, 1996

                                  EXHIBIT 23.2


                         GALLOP, JOHNSON & NEUMAN, L.C.
                              101 SOUTH HANLEY ROAD
                                   SUITE 1600
                            ST. LOUIS, MISSOURI 63105
                                 (314) 862-1200



                                                                  August 9, 1996


The Great Train Store Company
14180 Dallas Parkway, Suite 618
Dallas, Texas 75240

         Re:      Registration Statement on Form S-8
                  1994 Incentive Compensation Plan
                  1994 Director Stock Option Plan

Gentlemen:

     We have acted as counsel for The Great Train Store Company, a Delaware corporation (the "Company"), in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to an aggregate of 340,000 additional shares of the common stock of the Company, $0.01 par value per share (the "Common Stock"), reserved for issuance in accordance with the 1994 Incentive Compensation Plan and the 1994 Director Stock Option Plan (collectively, the "Plans").

     We have examined such corporate records of the Company, such laws and other information as we have deemed relevant, including the Company's Certificate of Incorporation, Bylaws, resolutions adopted by the Board of Directors and Stockholders of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements furnished to us by officers of the Company.

     Based solely on the foregoing, the undersigned is of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Common Stock being offered by The Company, if issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock pursuant to the Plans.

                                                  Very truly yours,



                                                  GALLOP, JOHNSON & NEUMAN, L.C.